                                                             Exhibit 10(1)(xxiv)



                      AGREEMENT AND RELEASE OF ALL CLAIMS


This Agreement and Release of all Claims (hereinafter "Agreement") is entered into as of the 24th day of October, 1997 ("Effective Date"), between LCI International, Inc. (hereinafter "LCII"), LCI International Management Services, Inc. (hereinafter "LCIM"), and LCI International Telecom Corp. (hereinafter "LCIT") (LCII, LCIM and LCIT are hereinafter referred to collectively as the "Companies"), and Thomas J. Wynne (hereinafter "Employee").

WHEREAS, the parties hereto desire to end the employment relationship in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, the parties wish to release each other from all liabilities relating to the employment relationship as of the date hereof; and

WHEREAS, the parties do not intend that this Agreement be an admission of wrongdoing of any kind by Employee or any of the Companies.

NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the parties hereby agree as follows:

1. Upon full execution of this Agreement, Employee shall execute and deliver to the Companies the letter set forth in Exhibit A. Effective as of the date hereof, Employee shall: (a) not be required to perform the duties he performed for the Companies prior to the date hereof,
         (b) no longer report to work at the Companies; and (c) no longer have the title of President and Chief Operating Officer. Employee shall remain an employee of the Companies in an advisory capacity from the date hereof until the earlier of: (i) October 23, 1998, or (ii) when such employment is terminated pursuant to Section 5 hereof ("Employment Term"). During the Employment Term, Employee shall be reasonably available to perform advisory tasks as assigned by the Companies upon reasonable prior notice, including providing assistance to the Companies in connection with any litigation. Employee will cooperate and assist in facilitating the transfer of his previous job responsibilities to other personnel of the Companies. During the Employment Term and thereafter, Employee shall make no commitment on behalf of the Companies and shall have no authority to bind the Companies in any way. At the completion of the Employment Term, the parties will make arrangements for Employee to return all of Companies' property including, without limitation, security cards, keys, computer and software, all materials relating to work in progress, and any information relating to the Companies' network, customers, products, services, strategies, and related matters.

2. Subject to Section 5 hereof, during the Employment Term Employee will receive his base compensation in effect immediately prior to the Effective Date, paid on regular pay dates, less applicable taxes. Employee shall also continue to be eligible to participate in the following LCI benefits programs, subject to the applicable terms and conditions of such programs:

         a. group insurance, including medical, dental, vision and life insurance;

         b.    split dollar life insurance;

         c.    401 (k) Plan (including Company matching);

         d.    Employee Stock Purchase Plan; and

         e.    Supplemental Retirement Plan;





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                                                             Exhibit 10(1)(xxiv)


         provided, however, that, during the Employment Term, no vacation time or pay shall accrue and, except as set forth in Section 4 hereof, Employee shall not be eligible to receive any payments under the Companies' 1997 Executive Incentive Compensation Plan ("Incentive Plan"), or any other bonus plan or receive grants of stock options. Employee shall also not be eligible to receive any car allowance or executive perq allowance.

         Employee shall not be eligible to participate in or receive benefits from any bonus or benefit plan of the Companies following the Employment Term.

         During the Employment Term, Employee shall be considered employed by the Companies for the purpose of the LCII Stock Option Plans and the Stock Option Agreements to which Employee is a party as of the date hereof, including matters relating to vesting rights and any "Change in Control" as defined under said Plans, Stock Option Agreements, or in the Agreement dated March 20, 1995 between Employee and LCII ("Stock Agreement"), as applicable. If, as of October 23, 1998, the Employment Term has not been terminated pursuant to Section 5 hereof, that portion of Employee's LCII stock options that would have vested had employment continued from October 24, 1998 through October 23, 1999, shall vest and become exercisable by Employee in accordance with the terms and conditions of the applicable LCII Stock Option Plans.

3. Subject to Section 5.b. hereof, Employee shall provide consulting services to the Companies from October 24, 1998 through October 23, 1999 ("Consulting Term"). During such Consulting Term, Employee shall be reasonably available to perform such tasks as assigned by the Companies upon reasonable prior notice. The Companies shall pay Employee an amount equal to Employee's annual base salary in effect immediately prior to the date hereof, less applicable taxes, in return for being available to perform such tasks, with such amount to be paid in full on October 23, 1998. Employee shall perform such tasks as an independent contractor.

4. Employee shall receive a third quarter incentive payment, less applicable taxes, in accordance with the terms of the Incentive Plan. Employee shall be eligible to receive a prorated incentive payment under the Incentive Plan for the fourth quarter of 1997, in an amount to be determined by the Companies.

5. The employment relationship between the Companies and Employee shall immediately terminate and the Employment Term shall immediately terminate if any of the following events occurs prior to October 23, 1998, in which case the Companies shall have no further obligation to make payments or provide the benefits or arrangements set forth in
         Section 2 hereof, effective as of the date of the following:

         a.    Employee resigns from his employment with the Companies;

         b. Employee accepts full time employment with any person or entity other than the Companies, or goes into business for himself on a full-time basis, in which event (i) LCI shall pay to Employee an amount equal to Employee's annual base salary in effect immediately prior to the date hereof, less applicable taxes; and
               (ii) neither party shall have any obligation under Section 3 hereof,

         c.    Breach by Employee of any obligation under this Agreement; or

         d. Employee dies; provided, however, nothing in this Agreement shall limit or restrict any rights Employee or his estate would otherwise have in connection with Employee's death





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                                                             Exhibit 10(1)(xxiv)


               under law, pursuant to any other agreement with the Companies or pursuant to benefit plans of the Companies.

         If an event in Section 5.c. or 5.d. occurs during or prior to the Consulting Term, upon such event, LCI shall have no further obligation under Section 3 hereof.

6. In consideration of the Companies' agreement to enter into this Agreement and in return for Employee's receipt of the benefits hereof, Employee agrees to the general release and covenant not to sue contained in this Section 6 and the other provisions of this Agreement. It is understood, however, that this release shall not waive any claim for benefits or any rights to which Employee is or may be entitled under this Agreement.

         Employee, on behalf of himself and his heirs, executors, administrators, successors and assigns, agrees to release, discharge and covenant not to sue the Companies, their subsidiaries and affiliated companies and their predecessors, successors, assigns, shareholders, directors, officers, employees, administrators, fiduciaries and agents, in their individual and representative capacities (hereinafter referred to collectively as the "LCI Entities") with respect to all claims, charges, causes of action, liabilities, suits, debts and demands, of any type, kind, or nature, whether legal or equitable, and whether known or unknown, which Employee had, has, or may have against the LCI Entities up to the Effective Date of this Agreement (collectively, "Waived Claims"), including, without limitation, (i) any claims relating to Employee's employment with the Companies; (ii) any claims relating to the termination of Employee's employment pursuant to the terms of this Agreement, including but not limited to Employee's agreement to terminate employment at the expiration of the Employment Term, under the arrangement as set forth herein; (iii) any claims relating to the terms, conditions, and benefits associated with such employment or Employee's termination from employment; (iv) any claims under any local, state or federal anti-discrimination law, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act as amended by the Older Workers Benefit Act of 1990, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended, the Fair Labor Standards Act, and Chapter 4112 of the Ohio Revised Code, Fairfax County Human Rights Ordinances, Virginia law and labor regulations, any other law and/or regulation relating to wages, benefits and employment discrimination, and any and all claims of attorney's fees and costs; (v) any claims at common law, including, without limitation, claims for breach of an express or implied contract, promissory estoppel, or wrongful discharge; (vi) any tort or property claims; and/or (vii) any other claims, statutory or otherwise.

7. Employee shall not file any lawsuit or claim against any person or entity released by this Agreement relating to matters arising prior to or as of the date of this Agreement. Employee further agrees that, unless compelled to do so by a legally binding subpoena or court order, he will not, directly or indirectly, encourage, initiate, participate in, or assist in any way in any individual or class action lawsuit or administrative, arbitration, mediation, or other proceeding or actual or prospective claim against Companies, their directors, officers, employees, agents, affiliates, and/or subsidiaries nor cooperate voluntarily with any counsel, witness, or advisor assisting anyone in pursuing any type of claim against the LCI Entities.

8.       a.    The Companies and Employee shall not disclose, publicize, or assist others to publicize the terms of this Agreement, reasons for Employee's termination, policies or business of the Companies, whether directly or indirectly, to any person or entity except:





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                                                             Exhibit 10(1)(xxiv)


               i. members of Employee's immediate family and professional advisors, who shall be advised of this non-disclosure obligation and shall be instructed that they are bound not to publish, disclose, or otherwise disseminate such information in the same way Employee is bound. Employee shall be responsible for any unauthorized disclosure by such recipient;

               ii. by the Companies to the extent required by law or as reasonably necessary in the regular course of business, or by either party to the extent required by a final and binding court order or other compulsory process; and

               iii. in any legal proceeding to enforce rights or obligations under this Agreement.

         Upon Employee's receipt of any order, subpoena, or other compulsory process demanding production or disclosure of this Agreement, Employee shall immediately notify the Companies in writing of the details of the requested disclosure no later than ten (10) business days prior to the date that such disclosure is to be made, or if such notice is impossible to give, notice shall be given at the earliest practicable time. Employee specifically agrees not to disclose the terms of this Agreement to any other employee of Companies or their affiliates.

         b. Notwithstanding Paragraph 8.a. above, the Companies shall be allowed to disclose Employee's position with the Companies and dates of employment to third parties without prior authorization.

         c.    Neither party hereto shall disparage the other.

         d. The Companies and Employee shall cooperate and mutually agree on the content of a press release to be issued on or about October 17, 1997 announcing Employee's termination of employment and resignation from the Companies' Boards of Directors.

9. The parties mutually agree that the Employment Agreement between Employee and LCI International Management Services, Inc. (FKA LiTel Communications, Inc.), dated April 19, 1993, as amended, shall be superceded by the terms of this Agreement and said Employment Agreement shall no longer have any force or effect; provided, however, that all of the provisions of Sections 12 and 13 of the Employment Agreement shall survive until July 31, 1999, provided further, that if, during the Consulting Term but prior to July 31, 1999, there is a "Change in Control" of LCII as defined in the Stock Agreement, the obligations in Section 13(b) of said Employment Agreement relating to non-competition shall, as of the legally binding closing date of any transaction in which a "Change of Control" occurs, be of no continuing force or effect.

10.      Employee hereby acknowledges that the Companies advised Employee:

         a.    to consult with an attorney before signing this Agreement;

         b. he has the right to consider and review this Agreement for a period of at least twenty-one (21) days;

         c. he has the right to revoke this Agreement within seven (7) days from the date this Agreement is signed by Employee; and

         d. that this Agreement shall not become enforceable until such seven (7) day period has expired.





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                                                             Exhibit 10(1)(xxiv)


11. Any revocation by Employee of this Agreement shall be by written notice delivered personally or by certified mail, return receipt requested, to the Companies at 8180 Greensboro Drive, Suite 800, McLean, Virginia 22102, Attention: Vice President-Human Resources.

12. This Agreement represents the complete agreement and understanding between the parties and, except as expressly set forth herein, supersedes and cancels any prior agreement, promises, representations or guarantees, whether written or oral, regarding the matters contained herein. This Agreement shall not be modified except in writing duly signed by all of the parties. This Agreement shall not be assigned by Employee without the prior written consent of Companies.

13. It is understood and agreed between the parties that this Agreement is not to be construed as an admission of liability by Companies, their directors, officers, employees, agents, affiliates or subsidiaries or as an admission that Companies have committed or engaged in any deceptive or unlawful act, violation, or other breach of duty imposed by law.

14. This Agreement shall be governed by the laws of the State of Virginia and shall be binding on each party, its assigns, successors, heirs, affiliates, and subsidiaries. Any action or claim to enforce or interpret this Agreement shall be brought in the State of Virginia.

15. Employee shall not apply for employment with the Companies or any of their affiliates.

16. If any provision of this Agreement is declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible. by substituting therefor another provision that is legal and enforceable and that achieves the same objective.

17. A waiver of a breach of, or failure to enforce, any provision of this Agreement shall not constitute a waiver of any subsequent breach of the same provision or a waiver of a breach of any other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed the Agreement with the intent that it be effective as of the Effective Date.


LCI International, Inc.


By:  /s/ H. Brian Thompson                       Date:  10/17/97
     ---------------------                              --------



LCI International Management Services, Inc.


By:  /s/ H. Brian Thompson                       Date:  10/17/97
     ---------------------                              --------





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                                                             Exhibit 10(1)(xxiv)


LCI International Telecom Corp.


By:  /s/ H. Brian Thompson                       Date:  10/17/97
     ---------------------                              --------


/s/ Thomas J. Wynne                              Date:  10/17/97
-------------------                                     --------
Thomas J. Wynne



                                                 Date:
-----------------------------------                     -----------------------
Witness





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                                                             Exhibit 10(1)(xxiv)


                                   Exhibit A

To the Boards of Directors of LCI International, Inc. and its subsidiaries (collectively "LCI"): I hereby resign from my positions as an elected officer and Board member of LCI. This resignation shall take effect as of October 24, 1997.



Sincerely,
/s/ Thomas Wynne
Thomas J. Wynne





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                                                             Exhibit 10(1)(xxiv)


To the Boards of Directors of LCI International, Inc. and its subsidiaries (collectively "LCI"):

I hereby resign from my positions as an elected officer and Board member of LCI. This resignation shall take effect as of October 24, 1997.



Sincerely,



Thomas J. Wynne





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